ARTICLES OF INCORPORATION
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                                       OF
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                          OEF CORPORATE SOLUTIONS, INC.
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     FIRST.            The  name  of  the  corporation  is:
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                          OEF CORPORATE SOLUTIONS, INC.

     SECOND.     Its  principle  office in the State of Nevada is located at 251
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Jeanell Dr. Suite 3, Carson City, NV 89703, although this Corporation may maintain an office, or offices, in such other place within or without the state of Nevada as may from time to time be designated by the Board of Directors, or by the by-laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD.      The objects for which this Corporation is formed are: To engage
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in  any  lawful  activity,  including,  but  not  limited  to  the  following:
     (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
     (B) may at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized
     (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.
     (D)  Shall  have  power  to  sue and be sued in any court of law or equity.
     (E)  Shall  have  power  to  make  contracts.
     (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same devise or bequest in the State of Nevada, or any other state, territory or country.

     (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.
     (H) Shall have power to make by-laws not inconsistent with the constitution of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.
     (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.
     (J) Shall have power to adopt and use a common seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such non-use shall not in any way affect the legality of the document.
     (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.
     (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.
     (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.
     (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

     (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, or any amendment thereof.
     (P) Shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.
     (Q) Shall have the power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

     FOURTH.    That  the  voting  common  stock authorized may be issued by the
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corporation is SEVENTY FIVE THOUSAND (75,000) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

     FIFTH.      The  governing  body  of  the  corporation  shall  be  known as
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directors,  and  the  number  of directors may from time to time be increased or
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decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall be reduced to no less than one (1). The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

     NAME                                               POST OFFICE ADDRESS
Sara  A.  Zaro                                          251 Jeanell Dr. Suite 3
                                                        Carson  City,  NV  89703

     SIXTH.         The  capital  stock,  after  the  amount of the subscription
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price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH.   The  name and post office address of the incorporator(s) signing
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the  Articles  of  Incorporation  is  as  follows:

     NAME                                               POST OFFICE ADDRESS
Sara  A.  Zaro                                          251 Jeanell Dr. Suite 3
                                                        Carson  City,  NV  89703

     EIGHTH.      The  resident  agent  for  this  corporation  shall  be:
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                  CORPORATE  ADVISORY  SERVICE,  INC.

The address of said agent, and, the principle or statutory address of this corporation in the State of Nevada is.
                             251 Jeanell Dr. Suite 3,
                            Carson City, Nevada 89703

     NINTH.       The  corporation  is  to  have  perpetual  existence.
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     TENTH.      In furtherance and not in limitation of the powers conferred by
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statute,  the  Board  of  Directors  is  expressly  authorized:
          Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or amend the By-Laws of the Corporation.
          To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.
          By resolution passed by a majority of the whole Board, to consist of one (1) or more committees, each committee to consist of one or more directors of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

          When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for the purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

     ELEVENTH.     No  shareholder  shall  be  entitled  as a matter of right to
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subscribe for, or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as is in its discretion it shall deem advisable.

     TWELFTH.        No  director  or  officer  of  the  Corporation  shall  be
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personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     THIRTEENTH.  This  Corporation  reserves the right to amend, alter, change,
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in any manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the Incorporator Herein before named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 5th. day of December, 2001.


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                                  Sara A. Zaro




Corporate Advisory Service, Inc. does hereby accept as Resident Agent for the previously named Corporation.

Corporate  Advisory  Service,  Inc.

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By  Sara  A. Zaro, Vice President                              Date